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                                                                Exhibit 10(cc)


                                SECOND AMENDMENT
                                       TO
                              CLEVELAND-CLIFFS INC
                      SUPPLEMENTAL RETIREMENT BENEFIT PLAN
              (as Amended and Restated Effective January 1, 1991)
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        WHEREAS, Cleveland-Cliffs Inc ("Cleveland-Cliffs")  established the
Cleveland-Cliffs Inc Supplemental Retirement Benefit Plan (the "Plan") to provide benefits (i) for certain participants who have had their benefits under tax-qualified retirement plans limited by Sections 401(a) and 415 of the Internal Revenue Code of 1986, as amended, and (ii) for certain executives under agreements providing for additional service credit and other features for computing retirement benefits, which Plan was amended and restated effective January 1, 1991 and subsequently amended on one occasion; and

        WHEREAS, Cleveland-Cliffs desires to further amend the Plan;

        NOW, THEREFORE, Cleveland-Cliffs hereby amends the Plan, effective as of the dates hereinafter set forth, to provide as follows:

        1. Effective as of January 1, 1994, a new subparagraph D is added to Paragraph 7 of the Plan, such subparagraph D to provide as follows:

             "D. Supplemental Pension Plan Benefits shall be subject to applicable withholding and such other deductions as shall at the time of payment be required or appropriate under any Federal, State or Local law. In addition, Cleveland-Cliffs may withhold from a Participant's "other income" (as hereinafter defined) any amount required or appropriate to be currently withheld from such Participant's other income pursuant to any Federal, State or Local law. For purposes of this subparagraph D, "other income" shall mean any remuneration currently paid to a Participant by an Employer."





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        2.   Effective as of July 1, 1994, Paragraph 2H of the Plan is amended to provide as follows:

             "H. 'Participant' shall mean each person (i) who is a participant in the Pension Plan, (ii) who is a senior corporate officer of Cleveland- Cliffs or a full-time salaried employee of an Employer who has an Incentive Bonus Salary Grade of EX-28 or above, and (iii) who as a result of participation in this Plan is entitled to a Supplemental Benefit under this Plan. Each person who is a Participant under this Plan shall be notified in writing of such fact by his Employer, which shall also cause a copy of the Plan to be delivered to such person."


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 IN WITNESS WHEREOF, Cleveland-Cliffs Inc has executed this Second Amendment at
Cleveland, Ohio, this 18th day of November, 1994.


                                        CLEVELAND-CLIFFS INC



                                        By /s/ R. F. Novak
                                        --------------------------------------
                                        Title: Vice President-Human Resources